UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ALAMO GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ALAMO GROUP INC.
1627 East Walnut Street
Seguin, Texas 78155

Dear Fellow Stockholders:

You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Alamo Group Inc., to be held on Thursday, May 5, 2016, at 9:00 a.m. local time, at the Hotel Contessa, 306 W. Market Street, San Antonio, Texas 78205.  We hope that you will be able to attend the meeting.  Matters on which action will be taken at the meeting are explained in detail in the notice of meeting and proxy statement accompanying this letter.

In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

Whether or not you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided as soon as possible.  Stockholders may also vote through the Internet or by telephone.  If you attend the meeting, you may revoke your proxy and vote in person.

Thank you for your support.  We hope to see you at the meeting.

 /s/ Gary L. Martin
Gary L. Martin
Chairman of the Board of Directors
March    , 2016

ALAMO GROUP INC.
1627 East Walnut Street
Seguin, Texas 78155

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 5, 2016
____________________

To the Stockholders of
Alamo Group Inc.

 NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alamo Group Inc. (the "Company") will be held at the Hotel Contessa, 306 W. Market Street, San Antonio, Texas, on Thursday, May 5, 2016, at 9:00 a.m. local time, for the following purposes:

(1)	to elect seven (7) directors to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

(2)	to approve an amendment to the Company's By-Laws to provide that the majority of the Company's stockholders may remove any director from office, with or without cause;

(3)	to approve amendments to the Company's By-Laws and Certificate of Incorporation to remove certain supermajority voting requirements;

(4)	to ratify the Audit Committee's appointment of KPMG LLP as the Company's independent auditors for the 2016 fiscal year; and

(5)	to transact such other business as may properly come before the meeting or any adjournment thereof.

 In accordance with the Bylaws of the Company, the Board of Directors fixed the record date for the meeting as March 18, 2016. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

Stockholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly.  A return envelope is enclosed for that purpose.  Stockholders may also vote through the Internet or by telephone.  Instructions for voting through the Internet or by telephone are included on the proxy card.

A complete list of stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten business days prior to the meeting, commencing April 21, 2016, at the offices of the Company's Counsel, which is Strasburger & Price, LLP, Attorneys at Law, The Bakery Building, 2301 Broadway Street, San Antonio, Texas 78215-1157.

By Order of the Board of Directors
/s/ Robert H. George
Robert H. George
Secretary

Dated: March    , 2016

ALAMO GROUP INC.
1627 East Walnut Street
Seguin, Texas 78155

PROXY STATEMENT

 The accompanying Proxy is solicited by the Board of Directors (the "Board of Directors" or the "Board") of Alamo Group Inc., a Delaware corporation (the "Company," "we," "our," or "us"), to be voted at the 2016 Annual Meeting of Stockholders (the "Annual Meeting") to be held on May 5, 2016, and at any meeting scheduled as a result of any adjournments thereof.  The meeting will be held at 9:00 a.m. local time, at the Hotel Contessa, 306 W. Market Street, San Antonio, Texas. This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about April 5, 2016.  The Annual Report of the Company for fiscal 2015 including audited financial statements for the fiscal year ended December 31, 2015, and a proxy card are enclosed.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 5, 2016:  Our Proxy Statement and our Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2015, are available free of charge on our website at:  www.alamo-group.com/fr

VOTING AND PROXIES

Only holders of record of common stock, par value $.10 per share ("Common Stock"), of the Company at the close of business on March 18, 2016 (the "Record Date") shall be entitled to vote at the meeting.  There were 20,000,000 authorized shares of Common Stock and              shares of Common Stock outstanding on the Record Date.  Each share of Common Stock is entitled to one vote.  Any stockholder giving a proxy has the power to revoke the same at any time prior to its use by giving notice in person or in writing to the Secretary of the Company.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the 2016 Annual Meeting of Stockholders and any adjournment thereof.

Votes Required to Approve a Proposal

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting.  A majority of the outstanding shares of common stock present in person or represented by proxy constitutes a quorum for the transaction of business at the Annual Meeting.  Abstentions and "broker non-votes" will be included in determining the presence of a quorum at the Annual Meeting.  Where a shareholder's proxy or ballot is properly executed and returned but does not provide voting instructions, the shares of such shareholder will nevertheless be counted as being present at the Meeting for the purpose of determining a quorum.

"Broker non-votes" occur when a person holding shares in street name, such as through a brokerage firm, does not provide instructions as to how to vote those shares and the broker does not then vote those shares on the shareholder's behalf.

Each director will be elected by a majority of the votes cast with respect to such director.  A "majority of the votes cast" means that the number of votes cast "for" a director exceeds the number of votes cast "against" that director.  Abstentions and "broker non-votes" are not considered to be votes cast with respect to the election of directors.  Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a "holdover director."  As required by the Company's Bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by stockholders and the Board accepts the resignation.  If a director is not elected, the Nominating/Corporate Governance Committee will consider the director's resignation and recommend to the Board whether to accept or reject the resignation.  The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision, within 90 days after the election results are certified.

With respect to the proposals concerning the amendments of our Company's Bylaws and Certificate of Incorporation, an affirmative vote of two-thirds (2/3) of the outstanding shares of common stock entitled to vote on each proposal is required to approve the proposals.  For these proposals, abstentions and broker non-votes will have the same effect as votes "against" the proposals.

The ratification of KPMG LLP's appointment as the Company's independent auditor requires the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereat.  Abstentions are present and entitled to vote and will thus have the same effect as a negative vote on the proposal to approve and ratify the appointment of KPMG LLP.

BENEFICIAL OWNERSHIP OF COMMON STOCK

 Listed in the following table are the only beneficial owners of more than five percent of the Company's outstanding Common Stock that the Company is aware of as of February 29, 2016.  In addition, this table includes the outstanding voting securities beneficially owned by the Company's directors, by its executive officers that are listed in the Summary Compensation Table, and by its directors and executive officers as a group as of February 29, 2016.  Unless indicated otherwise below, the address of each person named on the table below is: c/o Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.
Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)

Henry Crown and Company c/o Brian Gilbert Gould & Ratner LLP 222 N. LaSalle Street, Suite 800 Chicago, IL 60601	1,700,000	(3)	14.87%

Royce & Associates LLC 745 Fifth Avenue New York, NY 10151	1,073,431	(4)	9.39%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	976,140	(5)	8.54%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	632,720	(6)	5.37%

Ronald A. Robinson	241,075	(7)(10)	2.11%

Roderick R. Baty	13,204	(9)	*

Robert P. Bauer	1,352	(9)	*

Helen W. Cornell	5,704	(9)	*

Eric P. Etchart	1,752	(9)	*

David W. Grzelak	20,204	(8)(9)	*

Gary L. Martin	6,136	(8)(9)	*

Geoffrey Davies	24,600	(7)(10)	*

Jeffery A. Leonard	8,800	(7)(10)	*

Dan E. Malone	19,300	(7)(10)	*

Richard H. Raborn	2,000	(10)	*

All Directors and Executive Officers as a Group (14 Persons)	414,992	(7)(8)(9)(10)	3.63%

___________________
*	Less than 1% of class.
(1)	In each case, the beneficial owner has sole voting and investment power, except as otherwise provided herein.
(2)	The calculation of percent of class is based on the number of shares of Common Stock outstanding as of February 29, 2016, being 11,429,852 shares.
(3)
Based on Schedule 13D/A, dated December 21, 2013, Bgear Investors LLC, a Delaware limited liability company, and Henry Crown and Company, an Illinois limited liability partnership, had shared voting and dispositive power over 1,361,700 shares and Henry Crown and Company, a Delaware corporation, had sole voting and dispositive power over 338,300 shares.

(4)
Based on Schedule 13G, dated January 7, 2016, by which Royce & Associates, LLC reported that on December 31, 2015, they had sole voting power over 1,073,431 shares and had shared voting power over none of the shares and sole dispositive power over 1,073,431 shares.  Royce & Associates, LLC, reported beneficial ownership of the 1,073,431 shares as of December 31, 2015.

(5)
Based on Schedule 13G, dated February 9, 2016, by which Dimensional Fund Advisors LP reported that as of December 31, 2015, it had sole voting power over 945,112 shares, shared voting power over none of such shares, and had sole dispositive power over 976,140 shares. Dimensional Fund Advisors LP reported beneficial ownership in 976,140 shares as of December 31, 2015.

(6)
Based on Schedule 13G, dated January 22, 2016, by which BlackRock, Inc. reported that as of December 31, 2015, it had sole voting power over 613,964 shares, had shared voting power over none of the shares and had sole dispositive power over 632,720 shares. BlackRock, Inc. reported beneficial ownership in 632,720 shares as of December 31, 2015.

(7)
Includes: shares available for exercise under various stock options as follows: 45,000 shares for Mr. Robinson;  600 shares for Mr. Davies; 11,300 shares for Mr. Malone; 6,800 shares for Mr. Leonard; and 47,000 shares for other executive officers.

(8)	Includes: shares available for exercise under non-qualified stock options as follows: 15,500 shares for Mr. Grzelak and 4,136 shares for Mr. Martin.
(9)
Includes: unvested restricted stock awards that have power to vote and receive dividends as follows: 2,102 shares each for Mr. Baty, Ms. Cornell and Mr. Grzelak, 1,750 shares for Mr. Martin and 752 shares for Mr. Bauer and Mr. Etchart.

(10)
Includes:  unvested restricted stock awards that have power to vote and receive dividends as follows: 10,000 shares for Mr. Robinson;  1,000 shares for Mr. Davies; 1,000 shares for Mr. Malone; 2,000 shares for Mr. Leonard; 2,000 shares for Mr. Raborn: and 2,000 shares for other executive officers.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors which shall constitute the whole Board of Directors shall be fixed and determined from time to time by resolution adopted by the Board of Directors.  Currently, the size of the Board of Directors has been fixed at seven (7) directors.

Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until a successor is elected and qualified.  Unless otherwise instructed, shares represented by properly executed proxies in the accompanying form will be voted for the individuals nominated by the Board of Directors set forth below. Although the Board of Directors anticipates that the listed nominees will be able to serve, if at the time of the meeting any such nominee is unable or unwilling to serve, such shares may be voted at the discretion of the proxy holders for a substitute nominee.  The Nominating/Corporate Governance Committee of the Board of Directors recommended the individuals listed below to the Board of Directors and the Board of Directors nominated them. Certain information concerning such nominees, including all positions with the Company and principal occupations during the last five years, is set forth below.

We have provided below information about our nominees, all of whom are incumbent directors, including their ages, years of service as directors, and business experience. We have also included information about each nominee's specific experience, qualifications, attributes, or skills that led the board to conclude that he/she should serve as one of our directors in light of our business and structure.

All of our nominees bring to our board extensive management and leadership experience gained through their service as executives and, in several cases, chief executive officers or chief financial officers of diverse businesses. In these executive roles, they have taken hands-on, day-to-day responsibility for strategy and operations, including management of capital, risk and business cycles. In addition, several nominees bring private and public company board experience - either significant experience on other boards or long service on our board - that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Roderick R. Baty, age 62, was appointed a director of the Company on August 3, 2011.  Mr. Baty served as Chairman and Chief Executive Officer of NN, Inc., from May 2001 until his retirement in May 2013.  NN, Inc. is a publicly owned global manufacturer of  high-quality bearing components, industrial rubber and plastic products, and precision metal components serving a variety of markets, including the automotive industry, original equipment manufacturers, HVAC, heavy equipment and many other industrial end markets.  Mr. Baty joined NN in 1995 as Vice President of Sales and Marketing/Chief Financial Officer and was elected to the Board of Directors.  In 1997, he was named President and Chief Executive Officer, and was elected Chairman of the Board in 2001. Prior to joining NN, Inc., Mr. Baty served as President and Chief Operating Officer of Hoover Precision Products from 1990 to 1995.  Hoover Precision Products is a North American specialist manufacturer of precision balls serving various industries including automotive, aerospace, anti-friction bearings, pumps, medical, pen, and furniture applications.  Mr. Baty brings to the Board senior executive leadership experience in the areas of public company governance, operational, financial and strategic management within industrial and manufacturing companies.
Robert P. Bauer, age 57, was appointed a director of the Company on August 6, 2015.  Mr. Bauer serves as President and Chief Executive Officer of L.B. Foster Company, a publicly traded company, that is a manufacturer, fabricator and distributor of products and services for transportation and energy infrastructure.  L.B. Foster specializes in maintenance of way for freight and transit rail systems; construction products for highway bridges and ports, tubular products and services for pipeline and drilling applications; and precision metering solutions for pipelines.  Mr. Bauer joined L.B. Foster in February of 2012.  Prior to joining L.B. Foster Company, Mr. Bauer was President of the Refrigeration Business for Emerson Climate Technologies, a subsidiary of Emerson Electric Company and served in various executive positions at Emerson Electric Company from 1994 until he was recruited to L.B. Foster Company.  Mr. Bauer brings to the Board many years of experience in the global manufacturing environment with valuable and extensive knowledge concerning global product marketing, new product development, strategic planning, and mergers and acquisitions.

Helen W. Cornell, age 57, has been a director of the Company since March 2011.  Ms. Cornell was named President and CEO of Owensboro Grain Company in December of 2015 and was elected Chairman of the Board in January of 2016.  Owensboro Grain Company is a privately owned processor of an array of products from soybeans, including protein meal and hull pellets for animal feeds, crude and degummed oil, lecithin, various blends of refined vegetable oil for human consumption, biodiesel and glycerin.  Ms. Cornell retired as Executive Vice President and Chief Financial Officer of Gardner Denver, Inc. in November of 2010.  Gardner Denver, Inc. is a leading global manufacturer of highly engineered products, including compressors, liquid ring pumps, and blowers for various industrial, medical, environmental, transportation and process applications.  Ms. Cornell was first employed by a predecessor company of Gardner Denver, Inc. in May of 1988, was promoted to an officer position when Gardner Denver, Inc. became a separate entity in November of 1993, and served in various executive positions with Gardner Denver, Inc. and its subsidiaries from 1993 until her retirement in 2010.  Ms. Cornell's extensive experience as chief financial officer of Gardner Denver, Inc., formerly a public company acquired by KKR Inc., brings valuable operational and financial experience to our Board.

Eric P. Etchart, age 59, has been a director of the Company since August 6, 2015.  From 2007 until his retirement in January 2016, Mr. Etchart served as Senior Vice President for the Manitowoc Company, Inc., a world-wide global manufacturer of cranes and food service equipment serving both residential and non-residential markets as well as infrastructure and power industries.   Mr. Etchart was the President of the Manitowoc Crane Group from 2007 until 2015 and Senior Vice President of Business Development from 2015 until his retirement.    Prior to joining Manitowoc, Mr. Etchart held various management positions for Potain S.A., a global manufacturer of tower cranes until it was acquired by Manitowoc in 2001.  Mr. Etchart's brings to the Board over thirty years of global manufacturing experience, extensive knowledge of and expertise in finance and marketing and is a French-national with over twenty years of management experience outside the U.S. which will provide the Company with an international perspective in global markets.
David W. Grzelak, age 66, has been a director of the Company since August 2006.  Mr. Grzelak became Chairman and Chief Executive Officer of Komatsu America Corporation in April 2002.  He retired from his position as Chief Executive Officer of Komatsu America in April 2012 and retired as Chairman in July 2013.  Komatsu America Corporation is a wholly-owned subsidiary of Komatsu Ltd., a global company incorporated in Japan that engages in the manufacturing, development, marketing and sale of a diversified range of industrial-use products and services.  Komatsu America Corporation manufactures and markets Komatsu lines of hydraulic excavators, wheel loaders, crawler dozers, off-highway trucks and motor graders.  Mr. Grzelak brings to the Board valuable insights on distribution, marketing and sales of the Company's products as well as operational and financial expertise.

Gary L. Martin, age 69, has been a director of the Company since May 2007 and was appointed as Chairman of the Board on January 5, 2016.  In 2008, Mr. Martin was elected Chairman of the Board of Capital Southwest Corporation, a publicly owned venture capital investment company located in Dallas, Texas.  In 2007, he was elected President and CEO of Capital Southwest Corporation, where he served as Vice President since 1992 and as a Director since 1988. He retired as President and CEO in June of 2013 and as Executive Chairman in December of 2013. He retired as a director of Capital Southwest in April of 2014.  From 1979 through April 2007, Mr. Martin was Chief Executive Officer and President of The Whitmore Manufacturing Company, which is a specialty manufacturer of lubricants and coatings for industrial applications.  Capital Southwest Corporation directly or indirectly owns 100% of Whitmore Manufacturing Company.  Mr. Martin's daily experience leading a public company equips him to understand and guide management decisions and actions related to planning, risk management, investor relations, marketing and capital management. Mr. Martin has also demonstrated success in his business and leadership skills serving as chief executive officer and president of The Whitmore Manufacturing Company.

Ronald A. Robinson, age 63, has been President, Chief Executive Officer and a director of the Company since 1999.  Mr. Robinson previously was President of Svedala Industries, Inc., the U.S. subsidiary of Svedala Industries AB of Malmo, Sweden, a leading manufacturer of equipment and systems for the worldwide construction, mineral processing and materials handling industries.  Mr. Robinson joined Svedala in 1992 when it acquired Denver Equipment Company of which he was Chairman and Chief Executive Officer.  Mr. Robinson has a deep knowledge and understanding of our Company and our lines of business. Mr. Robinson has demonstrated his leadership abilities and his commitment to our company.

The following table shows the current membership of each Committee of the Board and the number of meetings held by each Committee during 2015:

	Compensation Committee	Audit Committee	Nominating/Corporate Governance Committee
Gary L. Martin
Roderick R. Baty		X	Chair
Helen W. Cornell	X	Chair	X
Eric P. Etchart	X	X
David W. Grzelak	Chair	X	X
Robert P. Bauer	X		X
Ronald A. Robinson
Number of Fiscal 2015 Meetings	3	4	2

INFORMATION CONCERNING DIRECTORS

None of the nominees for director or the executive officers of the Company has a familial relationship with any of the other executive officers or other nominees for director.   In accordance with our Corporate Governance Guidelines, no director may serve on more than three public company boards of director (including service on our Board).  Ms. Cornell is a director of Hillenbrand, Inc., a publicly traded company where she serves as a member of the Management Development and Compensation Committee, Nominating and Corporate Governance Committee and the Mergers and Acquisitions Committee.  Mr. Etchart has served as director of Graco Inc., a publicly traded company, since 2010 and is a member of the Audit, Compensation and Management Organization Committees.  Mr. Grzelak is a director of Sun Hydraulics Corporation, a publicly traded company, since August 2015 and is a member of the Audit Committee and the Nominating Committee. Mr. Bauer is a director of L.B. Foster, a publicly traded company, where he also serves as President and Chief Executive Officer.  Mr. Baty was a director of NN, Inc., a publicly traded company, until his retirement in May 2013.  Mr. Martin was a director of Capital Southwest Corporation, a publicly traded company, until April 2014. Except as disclosed above, none of the directors or nominees is a director or has been a director over the past five years of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or of any company registered under the Investment Company Act of 1940, as amended.

Non-management directors may meet in executive session, without the Chief Executive Officer, at any time, and there are regularly scheduled non-management executive sessions at each meeting of the Board of Directors and Committees thereof.  The Chairman of the Board and the Chair of each Committee preside over their respective executive sessions.

In determining independence, each year the Board affirmatively determines whether each director has any "material relationships" with the Company other than as a director.  When assessing the "materiality" of a director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm's length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions.

The Board of Directors has determined that all of its current directors except Mr. Robinson, President and CEO and its recently retired directors, James B. Skaggs and Jerry E. Goldress, have no material relationships with the Company or its auditors and are independent within the meaning of the New York Stock Exchange ("NYSE") listing standards on director independence and the director independence standards established under the Company's Corporate Governance, which are available at www.alamo-group.com under the "Our Commitment" tab.

If you and other interested parties wish to communicate with the Board of Directors of the Company, you may send correspondence to the Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.  The Secretary will submit your correspondence to the Board or to the appropriate Committee or Board member, as applicable.  The Board's policy regarding stockholder communication with the Board of Directors is available at www.alamo-group.com under the "Our Commitment" tab.

Stockholders and other interested parties may communicate with non-management directors of the Board by sending their correspondence to the Chairman of the Board, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

The Board has delegated some of its authority to three Committees of the Board of Directors.  These are the Audit Committee, Nominating/Corporate Governance Committee, and Compensation Committee.  All three Committees have published charters on the Company's website www.alamo-group.com under the "Our Commitment" tab.

Vote required.  Each director will be elected by a majority of the votes cast with respect to such director. All proxies will be voted "FOR" these nominees unless a contrary choice is indicated.  Shares voting "abstain" on any nominee for director will be excluded from the vote and will have no effect on the election of directors.

THE BOARD OF DIRECTORS HAS APPROVED THE SLATE OF DIRECTORS AND
RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL SEVEN NOMINEES, WHICH IS DESIGNATED AS PROPOSAL 1 ON THE ENCLOSED PROXY.

MEETINGS AND COMMITTEES OF THE BOARD

During the fiscal year ended December 31, 2015, the Board held seven meetings.  Each director attended in person or by phone more than 75% of the total number of meetings of the Board and Committees on which the director served during 2015.  It is a policy of the Board that all directors attend the Annual Meeting of Stockholders.  All of our directors attended the Annual Meeting of Stockholders in May 2015.

BOARD LEADERSHIP STRUCTURE

The Board does not have a policy on whether the same person should serve as both the CEO and Chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee.  The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.

Currently, Mr. Martin serves as Chairman of the Board and Mr. Robinson serves as CEO. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board. The Board believes that its current leadership structure is appropriate at this time.

THE BOARD ROLE IN RISK OVERSIGHT

             The Board has an active role in overseeing management of the Company's risk. The Board regularly reviews information regarding the Company's operational, financial, legal and regulatory, strategic and reputational risks which is usually conveyed to the Board by the senior management of the Company or by one of the Board's Committees. Because overseeing risk is an ongoing process and inherent in the Company's strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions.

The Board has delegated certain risk management oversight responsibility to the Board committees. The Audit Committee oversees risks related to the Company's accounting, auditing, reporting, financial practices (including the integrity of the Company's financial statements), administration and financial controls and compliance with legal and regulatory requirements. The Audit Committee also reviews and discusses the Company's policies with respect to risk assessment and risk management. The Compensation Committee oversees risks relating to the Company's compensation, incentive compensation, and equity-based compensation plans. The Nominating/Corporate Governance Committee oversees risks relating to the composition and organization of the Board.

The Company believes that its leadership structure also enhances the risk oversight function of the Board.  Our Chairman and our CEO regularly discuss material risks facing the Company with management and other members of the Board. Our CEO, as a member of the Board, is also expected to report candidly to his fellow directors on his assessment of the material risks the Company faces, based upon the information he receives as part of his management responsibilities. Both our Chairman and our CEO are well equipped to lead Board discussions on risk issues.

THE AUDIT COMMITTEE

In January 2015, the Audit Committee of the Board of Directors consisted of Ms. Cornell (Chair), Messrs. Baty, Goldress, and Grzelak, and in May 2015 they were reappointed.  Mr. Etchart was appointed to the Audit Committee in August of 2015 and Mr. Goldress retired from the Board on January 5, 2016.  The Committee met four times during fiscal 2015. All Committee members were present at the meetings. The duties and responsibilities of the Committee include, among other things, to:
-	appoint, approve compensation and oversee the work of the independent auditor;
-	review at least annually a report by the independent auditor describing the firm's internal control procedures and any material issues raised by the most recent internal control review;
-	preapprove all audit services and associated fees by the independent auditors;
-	preapprove all permissible non-audit services to be provided by the independent auditor;
-	review the independence of the independent auditor;
-	review scope of audit and resolve any difficulties or disagreements with management encountered during the audit or any interim periods;
-	review and discuss with management and the independent auditor the annual audit and quarterly financial statements of the Company;
-	recommend to the Board whether the financial statements should be included in the Annual Report Form 10-K and in the quarterly reports on form 10-Q, in both cases, as reviewed;
-	review adequacy and effectiveness of the Company's internal controls;
-	review adequacy and effectiveness of the Company's disclosure controls and management reports thereon;
-	approve the scope of the internal auditor's audit plan;
-	review and approve earnings press releases, financial information and earnings guidance, if any;
-	review financial risk assessment presented by management;
-	oversee the Company's compliance systems with respect to legal and regulatory requirements, review the Company's Code of Business Conduct and Ethics and monitor compliance with such code;
-	review complaints regarding accounting, internal accounting controls and auditing matters, including a way to report anonymously;
-	review the Company's adherence to regulations for the hiring of employees and former employees of the independent auditor; and
-
review and evaluate annually the qualifications, performance and independence of the independent auditor, including a review and evaluation of the lead partner of the independent auditor, and assure regular rotation of the lead audit partner as required by law.

The Audit Committee reports to the Board on its activities and findings.

The Board has determined that under current NYSE listing standards all members of the Committee are financially literate, are "Audit Committee financial experts," and are independent under the Company's Corporate Governance Guidelines and NYSE listing requirements, and that each has accounting or related financial management expertise as required by the NYSE listing standards.  The Committee's Charter and Corporate Governance Guidelines, which have been approved by the Board, are reviewed at least annually and may be viewed on the Company's website www.alamo-group.com under the "Our Commitment" tab.

REPORT OF THE AUDIT COMMITTEE

                The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the Securities and Exchange Commission (the "SEC") or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act.

The Audit Committee is currently comprised of four independent members of the Company's Board of Directors.  Each member of the Audit Committee is independent under applicable law and NYSE listing requirements.  The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors reviews on an annual basis.

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting.  In fulfilling its oversight responsibilities in fiscal 2015, the Committee reviewed and discussed with management the Quarterly Reports on Form 10-Q and the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments, and the clarity of disclosures in the financial statements.

The Committee reviewed with management and with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the independent auditors with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61).  In addition, the Committee has discussed with the independent auditors the applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant communications with the Audit Committee concerning independence as described in Item 407(d)(3)(i) of Regulation S-K, and considered the compatibility of non-audit services with the auditors' independence.

The Committee discussed with the independent auditors the overall scope and plans for their audit.  They also discussed with management and the internal auditor the overall scope and plans for the Company's assessment of internal control.  The Committee meets with the independent auditors and the internal auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls over financial reporting and the overall quality of the Company's financial reporting.  The Committee met four times during fiscal 2015.  All Committee members were present at the meetings.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the SEC.  The Audit Committee also recommended, subject to stockholder ratification, the appointment of KPMG LLP as the Company's independent auditors for fiscal year 2016.  Audit, audit-related and any permitted non-audit services provided to the Company by KPMG LLP are subject to preapproval by the Audit Committee.

AUDIT COMMITTEE

Helen W. Cornell, Chair
Roderick R. Baty, Member
Eric P. Etchart, Member
David W. Grzelak, Member

THE NOMINATING/CORPORATE GOVERNANCE COMMITTEE

In January 2015, the Nominating/Corporate Governance Committee consisted of Messrs. Goldress (Chair), Baty, Grzelak, and Martin, and they were reappointed in May 2015 with Mr. Martin named Chair of the committee.  Mr. Bauer and Ms. Cornell were appointed to the committee in August of 2015.  Mr. Goldress retired on January 5, 2016 and Mr. Martin resigned from the committee when he became Chairman of the Board.  Mr. Baty was appointed Chair of the committee.  During 2015, the Committee held three meetings. All Committee members were present at the meetings.  The Committee has the responsibility, among other things, to:

-	evaluate director candidates and has sole authority to retain a search firm in that effort, approve its fees and scope of service;
-	recommend to the Board of Directors nominees for Board election by the stockholders based upon their qualifications, knowledge, skills, expertise, experience and diversity;
-	review Board composition to reflect the appropriate balance of knowledge, skills, expertise, experience and diversity;
-	review size of the Board and the frequency and structure of Board meetings;
-	recommend to the Board establishment, elimination, size and composition of standing Committees;
-	review, at least annually, the Company's Code of Business Conduct & Ethics;
-	oversee and establish procedures for the annual evaluation of the Board and management; and
-	develop, recommend to the Board and review annually a set of corporate governance guidelines.

The Board of Directors has determined that the members of the Committee are independent under the Company's Corporate Governance Guidelines and NYSE listing requirements.  The Committee's Charter and the Company's Corporate Governance Guidelines are reviewed at least annually and may be viewed on the Company's website www.alamo-group.com under the "Our Commitment" tab.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders.  The Committee's Policy Regarding Director Candidates Recommended by Shareholders, the Company's Corporate Governance Guidelines (including our standards of director independence), the charters of our Board Committees, and the Company's Code of Conduct and Ethics are on our website www.alamo-group.com under the "Our Commitment" tab and are available in print at no charge to any stockholder who requests them by writing to Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

Any stockholder of the Company who complies with the notice procedures set forth below and is a stockholder of record at the time such notice is delivered to the Company may make a director recommendation for consideration by the Nominating/Corporate Governance Committee. A stockholder may make recommendations at any time, but recommendations for consideration as nominee at the Annual Meeting of Stockholders must be received not less than 120 days before the first anniversary of the date the proxy statement was released to stockholders in connection with the previous year's annual meeting. Therefore, to submit a candidate for consideration for nomination at the 2017 Annual Meeting of Stockholders, a stockholder must submit the recommendation, in writing, by December 6, 2016. The written notice must demonstrate that it is being submitted by a stockholder of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the stockholder must provide confirmation of each candidate's consent to serve as a director. A stockholder must send recommendations to the Nominating/Corporate Governance Committee, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

The Nominating/Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board of Directors.  In identifying and recommending nominees for positions on the Board of Directors, the Nominating/Corporate Governance Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee's expertise, skills, knowledge and experience with that of other members of the Board will build a board that is active, collegial and responsive to the needs of the Company.  Although diversity may be a consideration in the Committee's process, the Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees.  Nominees are not discriminated against on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis prescribed by law.

Upon identifying a director candidate, the Committee initially determines the need for additional or replacement Board members and evaluates all the director candidates under the criteria described above, based on the information the Committee receives with the recommendation or otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other Board members including the Chair, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the director candidate's background and experience, including by means of interviews. The Committee will then evaluate the director candidate further, again using the evaluation criteria described above. The Committee receives input on such director candidates from other directors, and recommends director candidates to the full Board of Directors for nomination. The Committee may engage a third party to assist in the search for director candidates or to assist in gathering information regarding a director candidate's background and experience.  If the Committee engages a third party, the Committee approves the fee that the Company pays for these services.

THE COMPENSATION COMMITTEE

In January 2015, the Compensation Committee of the Board of Directors consisted of Messrs. Martin (Chair), Goldress, Grzelak and Ms. Cornell and with the exception of Mr. Martin, they were reappointed in May 2015 with Mr. Goldress appointed Chair and Mr. Baty replacing Mr. Martin.  Mr. Bauer and  Mr. Etchart were appointed to the committee in August of 2015 replacing Mr. Baty.  Mr. Goldress retired from the Board on January 5, 2016 and Mr. Grzelak was appointed chair.  The Committee met five times during fiscal 2015.  All Committee members were present at the meetings.  The duties and responsibilities of the Committee include, among other things, to:
-
review and approve, at least annually, the goals and objectives relevant to the CEO compensation and the structure of the Company's plans for executive compensation, incentive compensation, equity-based compensation and its general compensation, and employee benefit plans, and make recommendations to the Board;

-	evaluate annual performance of the CEO in light of the goals of the Company's executive compensation plans, and recommend his or her compensation based on this evaluation;
-	in consultation with the CEO, review, evaluate and recommend to the Board the compensation of all executive officers and key managers;
-	evaluate and recommend to the Board compensation of directors for Board and Committee service;
-	review and recommend to the Board any severance agreement made with the Chief Executive Officer;
-	review and recommend to the Board the amount and terms of all individual stock options or grants;
-	review and recommend to the Board all equity-based and incentive compensation plans that are subject to stockholder approval; and
-	approve and issue the annual report on executive compensation required by the SEC for inclusion in the Company's proxy statement.

The Compensation Committee may delegate its duties and responsibilities to subcommittees as it deems necessary and advisable.  The role of our executive officers in determining compensation is discussed below under "Compensation Discussion and Analysis."  The Compensation Committee has the authority to retain, at the Company's expense, compensation consultants and other advisers as it deems necessary to assist in the fulfillment of its duties.  In August 2015, the Compensation Committee retained Longnecker & Associates ("L&A") as its professional consultant to review the Company's compensation program for its senior management and for the non-employee directors of its Board of Directors. The primary role of L&A was to provide the Compensation Committee with market data and information regarding compensation trends in our industry and to make recommendations regarding base salaries, the design of our incentive programs and executive compensation levels.  As L&A was not engaged by the Compensation Committee until August 2015, the Compensation Committee did not use L&A's services in setting executive compensation for 2016 but intends to utilize their input in determining its 2017 compensation program.

Although management provides information to L&A, management does not direct or oversee the retention or activities of L&A, and L&A reports directly to the Compensation Committee.  Other than serving as compensation consultant to the Committee, L&A does not provide any other services to the Company. The Compensation Committee has assessed the independence of L&A pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent L&A from independently advising the Compensation Committee.

The Board of Directors has determined that the members of the Committee are independent under the Company's Corporate Governance Guidelines, the NYSE listing requirements, the Exchange Act and the rules and regulations of the SEC.  The Committee's Charter and the Company's Corporate Governance Guidelines are reviewed at least annually and may be viewed on the Company's website www.alamo-group.com under the "Our Commitment" tab.

At the 2014 Annual Meeting of Stockholders, the Company received over 90% approval on the non-binding ("Say-On-Pay") Proposal on the Compensation of our Chief Executive Officer and Named Executive Officers.  We believe that the impact of the vote supports the Company's ongoing compensation package.  In 2011, we received a majority vote on our proposal to review Say-On-Pay every three years.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for the Company's principal executive officer, principal financial officer, and the three most highly compensated executive officers other than the principal executive officer and principal financial officer ("Named Executive Officers" or "NEOs").  All NEOs are listed in the Summary Compensation Table.  This section also includes information regarding, among other things, the overall objectives of the Company's compensation program and each element of compensation that we provide.

Objectives of Our Compensation Program

The Compensation Committee of the Board of Directors has responsibility for establishing, implementing, monitoring and approving the compensation program for NEOs and other selected key executives and managers.  The Committee reviews and recommends proposed compensation program changes, salaries, annual cash incentive compensation amounts and incentive stock options for the NEOs and key managers to the Board of Directors for approval.  The Committee acts pursuant to its charter that has been approved by the Board.  If a compensation consultant is retained by the Committee, it shall have sole authority to retain and terminate the consulting firm, approve the firm's fees and other retention terms.

The compensation program for NEOs is designed to attract, retain and reward talented executives who have the experience and ability to contribute materially to the Company's long-term success and thereby build value for its stockholders.  The program is intended to provide competitive base salaries as well as short-term and long-term incentives which align management and stockholder objectives and provide the opportunity for NEOs to participate in the success of the Company and its individual business units.  In setting management pay levels, the Compensation Committee considers the Company's historical practices, the CEO's and other NEOs' past pay and Company and individual performance.  The program's annual cash incentive and its longer term stock-based incentive compensation provide potential upside for exceeding financial targets with downside risk for missing performance targets.  This balances retention with reward for delivering increased stockholder value and provides closely aligned objectives for Company management and stockholders.  The Company's success in retaining key employees is evidenced by the fact that the CEO and NEOs of the Company have an average tenure with the Company of more than 10 years.

Role of the CEO and the Compensation Committee in Compensation Decisions

The Compensation Committee reviews and recommends all compensation for the CEO to the Board of Directors for its approval.  The Compensation Committee reviews recommendations by the CEO for the compensation of other NEOs as well as other managers and designated key employees.  The CEO annually reviews the performance of each NEO (other than the CEO, whose performance is reviewed by the Compensation Committee).  The recommendations based on these reviews, including salary adjustments, annual cash incentive awards and stock options, are presented to the Compensation Committee.  The Compensation Committee reviews these recommendations and can exercise its discretion in modifying and recommending adjustments to executives.  The decision is then recommended by the Compensation Committee to the Board for its approval.  Decisions regarding compensation for other key managers participating in the EIP (defined below) are made by the CEO and other NEOs of the Company and are reviewed by the Compensation Committee.

In its compensation process, the Compensation Committee considers whether the Company's executive compensation and benefits program serves the best interests of the Company's stockholders.  In that respect, as part of its on-going review of the Company's executive compensation program, the Compensation Committee considered the affirmative stockholder "Say-On-Pay" vote at the Company's Annual Meeting of Stockholders in 2014 (where the stockholders by a vote in excess of 90% of the votes cast at the annual meeting approved the Company's executive compensation) and determined that the Company's executive compensation philosophy, compensation objectives and compensation elements continued to be appropriate and did not make any changes to the Company's executive compensation program in response to such stockholder vote.

Components of Executive Compensation

For the fiscal year ended December 31, 2015, the principal components of compensation for NEOs were:
-         base salary;
-         non-equity incentive compensation plan awards;
-         qualified and non-qualified stock options, restrictive stock or restrictive stock units awards;
-         perquisites; and
-         other employee benefits.
Salary

The Company provides NEOs and other key managers with competitive base salaries to compensate them appropriately for services rendered during the fiscal year.  The Committee primarily considers the following for each of the NEOs as well as other executive officers and designated key employees:
-         the Company's and business unit's performance and individual contributions to that performance;
-         experience in the position;
-         in selected cases, other relevant factors; and
-         recommendations of executive officers.

The base salary level for Ronald A. Robinson, President and Chief Executive Officer, is normally recommended by the Committee and approved by the Board of Directors in March of each year, with an effective date of May 1. The base salary levels for all of our NEOs, other executive officers and designated key employees are also determined by the Committee based on those factors described in the preceding paragraph and are approved and generally reset on the same dates as for the CEO.

 For 2015, the Committee recommended to the Board for approval and the Board approved an increase in salaries for the CEO and NEOs and designated key employees effective May 1, 2015.  Mr. Robinson's salary for 2015 increased from $555,000 to $610,000.  The salary increases for the remaining NEOs were as follows: Mr. Davies from $352,000 to $354,640; Mr. Leonard from $300,000 to $320,000; and Mr. Malone from $267,000 to $280,000.  Richard D. Pummell, the former head of our Agricultural Division, retired effective May 1, 2015 and was replaced by Mr. Raborn whose salary was set at  $290,000.  Increases in base salaries were subject to criteria such as cost of living increase, performance of the Company, performance of the Division, asset management, cash flow and improved responsiveness to market conditions.

For 2016, the Committee recommended to the Board for approval and the Board approved an increase in salaries for the CEO and NEOs and designated key employees effective May 1, 2016.  Mr. Robinson's salary for 2016 was increased from $610,000 to $640,500.  The salary increases for the remaining NEOs were as follows: Mr. Davies from $354,640 to $360,000; Mr. Leonard from $320,000 to $336,000;  Mr. Raborn from $290,000 to $305,000 and Mr. Malone from $280,000 to $292,000.

Increases in base salaries were subject to criteria such as cost of living increase, performance of the Company, performance of the Division, asset management, cash flow and improved responsiveness to market conditions.

Executive Incentive Plan

In March 2014, the Board of Directors approved the Company's Executive Incentive Plan (the "EIP") and obtained stockholder approval at the Company's annual meeting in 2014.  The EIP is a cash incentive plan which allows the Company to reward the Company's NEOs and key managers based upon three factors:
-     the overall performance of the Company;
-     the performance of the segment of the Company or division and/or business unit in which the employee is expected to contribute; and
-     the individual performance of the employee.

In March of each year, the Compensation Committee reviews with the senior management proposed changes, if any, to the EIP, and then adopts incentive targets for the current year.  The Compensation Committee, in its sole discretion, is entitled to interpret the EIP.  Amounts under the EIP program are not deemed fully earned until paid.

EIP incentives for our CEO and other NEOs include a 75% objective component and 25% subjective component.  All estimated incentives under the EIP are accrued and expensed monthly during each fiscal year and paid within 75 days after the end of the fiscal year.

For 2015, the primary objective component of the EIP was based on the relationship between Actual Earnings and Target Earnings, each as described below, for the Company or each relevant division, subsidiary or business unit.  Target Earnings for the Company and its divisions, subsidiaries and units are approved at the beginning of each Plan Year by the Board of Directors based on management's proposed financial plan for the year considering previous earning trends, anticipated market conditions and appropriate goals for earnings growth.

Generally, the primary objective incentive criteria are either the projected diluted earnings per share (EPS), return on assets (ROA) or the projected earnings before interest and taxes (EBIT) for the Company as a whole or the relevant divisions, subsidiaries or units, which include an appropriate accrual for the estimated payments under the EIP.  Actual Earnings are actual EBIT calculated in a manner consistent with the Target Earnings and include adequate accruals to cover all estimated payments under the EIP.  EPS, ROA and EBIT for any given year are subject to possible revisions by the Committee if the Committee deems it appropriate to adjust for the effects of items such as extraordinary additions to or reversals of reserves, gains on bargain purchase, goodwill impairment, acquisitions and divestitures, restructuring costs, gains or losses from the sale of assets, and operating income and expenses of discontinued operations.  Some EIP participants may have additional objective criteria other than just EPS, ROA or EBIT.  For example, some may have specific targets on inventory control, asset management, return on investment, or other criteria specific to that individual's area of responsibility.  In these cases, the objective targets are 75% of the total incentive target with a 25% subjective component.

Actual payments under the objective components of the 2015 EIP could range from 0% to 200% of established target payments on the basis of performance.  In 2015, 2014 and 2013, all NEOs, with the exception of Mr. Davies in 2013, received a percentage of compensation for their objective component.

 Actual payments under the subjective components of the 2015 EIP could range from 0% to 150% of established target payments on the basis of performance goals.  In 2015, 2014 and 2013, all NEOs received a percentage of compensation for their subjective component.

Based on the actual performance level as a percentage of Target Earnings, the EIP incentive payout is graduated by the incremental performance change beginning at the starting EIP payment threshold of Actual Earnings to determine the incentive earned.

For 2015, the Committee recommended, and the Board of Directors approved, the weighting and criteria for the objective and subjective components of the plan relating to Mr. Robinson.  The objective component for Mr. Robinson was diluted EPS subject to adjustments for any extraordinary items (such as, in the case of EPS, goodwill impairment, acquisitions, certain one-time operating expenses) as determined by the Committee.  This metric helped align management with the interest of our shareholders.  The Committee set the EIP Target EPS at $3.60 for Mr. Robinson.  For 2015, payouts under the EIP for Mr. Robinson were based on the following:
Objective Component	Criteria

75%
0% of Target payment if less or equal to identified Target EPS ($3.60) is met; 100% of Target payment if identified Target EPS ($3.98) is met; and 200% of Target payment if identified maximum Target EPS ($4.27) is met or exceeded, in each case with incremental increases to determine the incentive earned

Subjective Component	Criteria

5%	Successfully resolve IT segregation of duty deficiencies
5%	Educate Board with the Company's assessment of its cyber risks and plans to deal with any issues
5%	Specialized business units to be SOX compliant by May 2015 with Wausau and Super Products converted to the Company's ERP system by December 31, 2015
10%	Develop and make acceptable progress towards a strategic plan and sustained profitability in the Company's French operations

For 2015, the Committee also recommended and the Board of Directors approved the weighting and criteria for the objective and subjective components for Corporate Participants (the Company's executive officers and most key managers with the exception of our CEO (who is discussed above) and Mr. Davies, Mr. Leonard, Mr. Raborn and operations managers, each of whom has different weightings and criteria based on the respective business unit).  The objective component was EPS.  For 2015, EPS measured consolidated net income from continuing operations excluded for these managers (including Mr. Malone), adjustments for any extraordinary items such as goodwill impairment, acquisitions, certain one-time operating expenses as determined by the Committee divided by the weighted average number of fully diluted Company shares outstanding.  This metric helped align management with the interest of our shareholders.  For 2015, payouts under the EIP for Corporate Participants (including Mr. Malone) were based on the following:

Objective Component	Criteria

75%
0% of Target payment if less or equal to identified Target EPS ($3.60) is met; 100% of Target payment if identified Target EPS ($3.98) is met; and 200% of Target payment if identified maximum Target EPS ($4.27) is met or exceeded, in each case with incremental increases to determine the incentive earned

Subjective Component	Criteria

25%	Based on individual subjective criteria

In the case of Mr. Davies, Mr. Pummell, Mr. Leonard and other key operations managers, the criteria and weighting for the objective and subjective components of the plan are as follows:

Objective Component	Criteria

50%	Actual EBIT for the relevant business unit vs. Target EBIT for the relevant business unit

25%	Actual ROA for the relevant business unit vs. Target ROA or Actual inventory turns for the relevant business unit vs. Target inventory turns

Subjective Component	Criteria

25%	Based on individual subjective criteria

Since the specific quantitative targets for the business units are confidential, we do not publicly disclose these targets for several reasons, including our belief that disclosure would cause us competitive harm.  We believe disclosing the quantitative targets would provide competitors and other third parties with insights into the Company's internal confidential strategic and planning processes and other confidential matters, which might allow our competitors to predict certain business strategies. The intent is to set the targets at challenging but achievable levels, which normally require performance improvements year over year.

The chart below reflects each NEO's Target incentive as a percentage of base salary at 100% of Target performance.

NEO	% of Base Salary Incentive at Target Performance

Ronald A. Robinson	100%
Geoffrey Davies	40%
Jeffery A. Leonard	40%
Richard H. Raborn	40%
Dan E. Malone	35%

In 2015 on a consolidated level, the Company achieved 98% of the incentive Target EPS.  This resulted in an objective incentive payout of 98% of Target.  Mr. Davies achieved 95% of the Target EBIT criteria, for a 95% Target payout.  He received a 0% payout for return on assets. Mr. Leonard achieved 89% of Target EBIT criteria, for a 89% Target payout and a 0% payout for return on assets.  Mr. Raborn achieved 136% of Target EBIT criteria, for a 136% Target payout and a 146% payout for return on assets.

In March 2016, the Committee approved total non-equity incentive and special performance bonus payments of $3,899,397 for the 2015 performances to participating employees.  Total incentive payments for all EIP participants expensed in 2014 and paid in March 2015 were $4,442,888.

Included in these totals were payments to Ronald A. Robinson, President and Chief Executive Officer, of $654,225 ($448,350 related to the objective component of the EIP and $205,875 related to the individual subjective component of the EIP) and $818,181 ($412,088 related to the objective component of the EIP, $156,094 related to the individual subjective component of the EIP and $250,000 as an extra performance bonus for Mr. Robinson's efforts related to the acquisition of Specialized business units in May 2014 and for the public offering of the Capital Southwest shares in the fourth quarter of 2014) applicable to 2015 and 2014, respectively.  The primary factors affecting Mr. Robinson's compensation include, among other things, his overall leadership of the Company, the growth of the Company, the management of the Company during difficult economic conditions, succession planning, risk assessment, corporate strategy, return on assets, and his efforts contributing to the continued long-term success of the Company.

Mr. Davies' non-equity incentive compensation was $132,960 ($65,208 related to the objective component of the EIP, $37,752 related to the individual subjective component of the EIP and $30,000 as an extra performance bonus for Mr. Davies efforts in the sale of a portion of excess land in the U.K.) and  $136,741 ($99,231 related to the objective component of the EIP and $37,510 related to the individual subjective component of the EIP) for 2015 and 2014, respectively.  The primary factors affecting Mr. Davies' compensation include, among other things, leadership of the European Division during difficult economic conditions, productivity, efficiency, increased market coverage throughout Europe, consistent profitability in all European operations, succession planning, and his efforts contributing to the continued long-term success of the Company.

 Mr. Leonard's non-equity incentive compensation was $96,960 ($56,960 related to the objective component of the EIP and $40,000 related to the individual subjective component of the EIP ) and $260,000 ($180,000 related to the objective component of the EIP, $45,000 related to the individual subjective component of the EIP and $35,000 as an extra performance bonus for Mr. Leonard's efforts related to the acquisition of Specialized business units) for 2015 and 2014, respectively.  The primary factors affecting Mr. Leonard's compensation include, among other things, leadership of the Industrial Division, productivity, efficiency, consistent profitability in all industrial units, adherence to annual budgets, complete integration of Tenco operations, and his efforts contributing to the continued long-term success of the Company.

Mr. Raborn's non-equity incentive compensation was $116,485 ($89,670 related to the objective component of the EIP and $26,815 related to the individual subjective component of the EIP) for 2015.  Mr Raborn did not received non-equity incentive compensation in 2014 as he was appointed to his current position in 2015 replacing Mr. Pummell who had retired.  The primary factors affecting Mr. Raborn's compensation include, among other things, leadership of the Agricultural Division, productivity, efficiency, consistent profitability in all agricultural units, adherence to annual budgets, succession planning, development of new international markets, and his efforts contributing to the continued long-term success of the Company.

 Mr. Malone's non-equity incentive compensation was $100,205 ($72,030 related to the objective component of the EIP and $28,175 related to the individual subjective component of the EIP) and $171,719 ($92,516 related to the objective component of the EIP, $29,203 related to the individual subjective component of the EIP and $50,000 as an extra performance bonus for Mr. Malone's efforts related to the acquisition of Specialized business units and  for the public offering of the Capital Southwest shares) for 2015 and 2014, respectively.  The primary factors affecting Mr. Malone's compensation include, among other things, his involvement in cost control initiatives, developing corporate benchmarking standards, expanding international procurement capabilities, expense management, his contribution to the Company's achievement of its objective goals and to the enhancement of shareholder return, and his efforts contributing to the continued long-term success of the Company.

Awards made to the NEOs under the EIP for performance in 2015 are reflected in the "Non-Equity Incentive Compensation Plan" column of the Summary Compensation Table on page 21.

Equity Award Programs

The Company's equity award programs relate stockholder value and long-term compensation.  These programs provide an opportunity for increased equity ownership by our executives while maintaining competitive levels of total compensation.

From time to time the Committee has recommended, and the Board of Directors has granted, equity awards which have consisted of qualified and non-qualified stock options and restricted stock units to NEOs, key employees and directors.  Equity award levels vary among participants based on their performance and positions within the Company.

Equity awards are granted to a limited number of key employees who the Committee believes have a level of responsibility that can affect the overall performance of the Company or a major segment thereof.  They may also be issued to non-employees who are members of the Board of Directors.  The amount of the grants and frequency are totally at the discretion of the Board of Directors, based on recommendations from the Compensation Committee.   These awards are used to provide a longer-term incentive than annual cash bonuses and are viewed as encouraging key employee retention.  Since the ultimate value of the award is tied to the Company's stock price, it further aligns the individual's performance with that of the Company's shareholders.

Stock options are granted at the NYSE's closing price of the Company's Common Stock on the effective date of grant and thus will have no ultimate value unless the value of the Company's Common Stock appreciates.  The Company has never granted options with an exercise price that is less than the closing price of the Company's Common Stock on the grant date, nor has it granted options which are priced on a date other than the effective date of the grant. We do not grant options during blackout periods when insider transactions are prohibited.  The Committee believes these options provide a significant incentive for the option holders to enhance the value of the Company's Common Stock by continually improving the Company's performance.

All qualified and non-qualified options granted by the Committee become vested and exercisable for 20% of the total optioned shares after one year following the grant and for an additional 20% of the total optioned shares after each succeeding year until the option is fully exercisable.  The options have a term of 10 years.  Other than as provided in the following sentence, an employee or Director option holder may exercise only vested options within 30 days of termination of their employments (not for cause), 30 days of their retirements, or 1 year of their deaths.  If the option holder is at least 62 years of age and has at least 5 years of service with the Company, then all outstanding options become fully vested upon termination of employment (not for cause), retirement or death.

In 2009, stockholders approved the 2009 Equity Incentive Plan that allows for the issuance of non-qualified stock options, restricted stock or restricted stock units or any combination thereof.  Non-qualified stock options issued under the Plan become vested and exercisable for 20% of the total optioned shares after one year following the date of grant and for an additional 20% of the total optioned shares after each succeeding year until the option is fully exercisable.  Restricted stock and restricted stock units generally vest over four years at 25% per year.  The awards are valued at the closing price of the Company's common stock on the NYSE on the date of the grant.

In 2015, stockholders approved the 2015 Incentive Stock Option Plan that allows for the issuance of incentive stock options.

In 2015, the Company awarded Mr. Robinson a restricted stock award of 10,000 shares because of his individual performance and leadership.  The award (a) will vest in equal annual installments over the four-year period commencing on the first anniversary of the date of the award (which was May 11, 2015) provided that he is employed by the Company on each such date (subject to certain exceptions), (b) has a value price equal to the closing price of the Company's common stock on the New York Stock Exchange on each vesting date.  The award is subject to vesting upon a Change in Control, as defined in the relevant plan under which they were issued.  The restricted stock awards were issued under the Company's 2009 Equity Incentive Plan.
In 2015, the Company awarded Mr. Leonard a restricted stock award of 2,000 shares because of his individual performance and leadership.  The award (a) will vest in equal annual installments over the four-year period commencing on the first anniversary of the date of the award (which was May 11, 2015) provided that he is employed by the Company on each such date (subject to certain exceptions), (b) has a value price equal to the closing price of the Company's common stock on the New York Stock Exchange on each vesting date.  The award is subject to vesting upon a Change in Control, as defined in the relevant plan under which they were issued.  The restricted stock awards were issued under the Company's 2009 Equity Incentive Plan.
In 2015, the Company awarded Mr. Malone a restricted stock award of 1,000 shares because of his individual performance and leadership.  The award (a) will vest in equal annual installments over the four-year period commencing on the first anniversary of the date of the award (which was May 11, 2015) provided that he is employed by the Company on each such date (subject to certain exceptions), (b) has a value price equal to the closing price of the Company's common stock on the New York Stock Exchange on each vesting date.

The award is subject to vesting upon a Change in Control, as defined in the relevant plan under which they were issued.  The restricted stock awards were issued under the Company's 2009 Equity Incentive Plan.
In 2015, the Company awarded Mr. Davies a restricted stock award of 1,000 shares because of his individual performance and leadership.  The award (a) will vest in equal annual installments over the four-year period commencing on the first anniversary of the date of the award (which was May 11, 2015) provided that he is employed by the Company on each such date (subject to certain exceptions), (b) has a value price equal to the closing price of the Company's common stock on the New York Stock Exchange on each vesting date.  The award is subject to vesting upon a Change in Control, as defined in the relevant plan under which they were issued.  The restricted stock awards were issued under the Company's 2009 Equity Incentive Plan.
In 2015, the Company awarded Mr. Raborn a restricted stock award of 2,000 shares because of his individual performance and leadership.  The award (a) will vest in equal annual installments over the four-year period commencing on the first anniversary of the date of the award (which was  May 11, 2015) provided that he is employed by the Company on each such date (subject to certain exceptions), (b) has a value price equal to the closing price of the Company's common stock on the New York Stock Exchange on each vesting date.  The award is subject to vesting upon a Change in Control, as defined in the relevant plan under which they were issued.  The restricted stock awards were issued under the Company's 2009 Equity Incentive Plan.   Mr. Raborn was also awarded incentive stock options to purchase 5,000 shares.  These options (a) will vest in equal annual installments over the five-year period commencing on the first anniversary of the date of grant (which was  May 11, 2015) provided that he is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company's common stock on the New York Stock Exchange on the date of grant, and (c) have a term of ten (10) years from such date.  The options are subject to vesting upon a Change in Control, as defined in the relevant plan under which they were issued. The options were issued under the Company's 2015 Incentive Stock Option Plan.

Supplemental Retirement Plan

The Board of Directors of the Company adopted the Alamo Group Inc. Supplemental Executive Retirement Plan (the "SERP"), effective as of January 3, 2011.  The SERP  benefits certain key management or other highly compensated employees of the Company and/or certain subsidiaries who are selected by the Compensation Committee and approved by the Board to participate, (which participants include Mr. Robinson, Mr. Malone. and Mr. Leonard).  Mr. Raborn's participation in the SERP was approved by the Board of Directors to become effective May 5, 2016.  Mr. Davies, who is part of a retirement plan in the United Kingdom, is not included in the SERP.

The SERP is intended to provide a benefit from the Company upon retirement, death or disability, or a change in control of the Company.  Accordingly, the SERP obligates the Company to pay to a participant a Retirement Benefit (as defined in the SERP) upon the occurrence of certain payment events to the extent a participant has a vested right thereto.  A participant's right to his Retirement Benefit becomes vested in the Company's contributions upon 10 years of Credited Service (as defined in the SERP) or a change in control of the Company.  The Retirement Benefit is based on 20% of the final three year average salary of each participant on or after his or her Normal Retirement Age (65 years of age).  In the event of the participant's death or a change in control, the participant's vested Retirement Benefit will be paid in a lump sum to the participant or his estate, as applicable, within 90 days after the participant's death or a change in control, as applicable.  In the event the participant is entitled to a benefit from the SERP due to disability, retirement or other termination of employment, the benefit will be paid in monthly installments over a period of fifteen years.

Perquisites

The Company's NEOs and key managers receive various perquisites provided by or paid for by the Company.  These perquisites can include memberships in social and professional clubs, car allowances, a 401(k) restoration plan, and gross-up payments equal to the taxes payable on certain perquisites:
-	Club memberships - reimbursement for dues and business expenses, usually negotiated at start of employment.
-	Car allowances/company vehicles - an allowance paid monthly for usage of a personal vehicle or a company vehicle is provided where required, also usually negotiated at start of employment.
-
401(k) restoration plan - provides a supplemental compensation benefit to a select group of executive officers and highly compensated employees who cannot participate at the same level as other employees of the Company.

-	Gross-up payments - provided in certain limited situations, such as commuting and relocation expenses, that are taxable events.
-	Retirement Plans in other countries.

-	Reimbursement of certain commercial airfare, hotel and vehicle expenses in connection with Mr. Robinson's commuting that was approved by the Committee.

We provide these perquisites because, in many cases, such as membership in social and professional clubs, the perquisites are often used by the executives for business-related activities and entertainment, and these perquisites are provided by many companies to their NEOs and are therefore necessary to enable the Company to retain and recruit capable managers.  With respect to the last item listed above, the Board agreed to reimburse certain expenses in connection with Mr. Robinson's commuting from his home in Colorado Springs, Colorado, to the Company's corporate office in Seguin, Texas, including commercial airfare, hotel and car rental.

The Committee reviews the perquisites provided to the NEOs on an annual basis, in an attempt to ensure that they continue to be appropriate in light of the Committee's overall goal of designing a compensation program for NEOs.

Other Employee Benefits

NEOs participate in all other benefits generally offered to employees.

Tax Implications

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code (the "Code"), which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals.  The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors oversees the Company's compensation program on behalf of the Board.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company's Proxy Statement to be filed in connection with the Company's 2016 Annual Meeting of Stockholders, which will be filed with the SEC.

COMPENSATION COMMITTEE

David W. Grzelak, Chair
Robert P. Bauer, Member
Helen W. Cornell, Member
Eric P. Etchart, Member

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following table describes the annual compensation for our NEOs for the fiscal years 2015, 2014 and 2013.

Name and Principal Position	Year	Salary ($)(1)	Bonus Payments ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change of Pension Value ($)(4)	All Other Compensation ($)(5)(6)	Total ($)
Ronald A. Robinson President & CEO	2015	592,149	—	542,400	—	654,225	88,837	117,173	1,994,784
	2014	540,611	250,000	—	693,000	568,181	184,920	102,743	2,339,455
	2013	504,265	—	—	514,000	641,070	—	110,302	1,769,637

Geoffrey Davies VP & Managing Director, Alamo Group Europe Ltd. (7)	2015	345,512	30,000	54,240	—	102,960	—	49,606	582,318
	2014	358,188	—	—	83,160	136,741	—	40,996	619,085
	2013	327,753	—	—	—	33,952	—	46,928	408,633

Jeffery A. Leonard VP Industrial Division	2015	313,851	—	108,480	—	96,960	50,123	24,272	593,686
	2014	291,010	35,000	—	110,880	225,000	61,279	20,834	744,003
	2013	275,606	—	—	—	130,851	76,107	17,144	499,708

Richard H. Raborn VP Agricultural Division(8)	2015	206,502	—	108,480	138,900	116,485	—	41,355	611,722
	2014	—	—	—	—	—	—	—	—
	2013	—	—	—	—	—	—	—	—

Dan E. Malone Executive VP & CFO, Principal Financial Officer	2015	276,274	—	54,240	—	100,205	52,488	13,836	497,043
	2014	263,606	50,000	—	69,300	121,719	100,921	14,722	684,743
	2013	253,299	—	—	102,800	156,800	4,476	9,029	526,404

(1)	With the exception of Mr. Davies, the Company pays NEOs on a bi-weekly basis. In 2013, 2014 and 2015, the salaries represent normal 26 pay periods. Mr. Davies is paid on a monthly basis.
(2)	The amounts shown in these columns constitute restricted stock awards and options, as applicable, granted under the Company's equity incentive programs. The amounts are valued based on the aggregate grant date fair value of the award in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. See Note 1 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718. The grant date fair value for the restricted stock awards was determined in accordance with FASB ASC 718 to be $54.24 (which was the market price on the day of grant, May 11, 2015). The grant date fair value for options is based on the Black-Scholes option pricing model in which the option fair value as of the grant date (May 11, 2015) was determined to be $27.78.
(3)	EIP incentives approved and paid in 2014, 2015 and 2016.
(4)	The amount reflects the increase in present value of accumulated benefits under the Supplemental Executive Retirement Plan (SERP).
(5)	With the exception of Mr. Davies (who is discussed in note 6) and Mr. Robinson (who is discussed below), amounts represent the Company's contribution under the Alamo Group (USA) Inc. tax-qualified 401(k) plan (the "401(k) Plan"). In the case of Mr. Robinson, each year the amounts include perquisites in excess of $10,000 which include reimbursement of commuting expenses ($63,763 in 2015, $62,155 in 2014, and $59,483 in 2013), a car allowance, club dues, relocation expense and restoration payments pursuant to the Alamo Group Inc. 401(k) Restoration Plan. Such restoration payments are equivalent to matching contributions that would have been or would be made under the Company's 401(k) plan but were forgone due to certain limitations on contributions to 401(k) plans in the Internal Revenue Code of 1986.
(6)	Mr. Davies' amount reflects Alamo Group Europe Ltd.'s contribution to Mr. Davies' retirement plan in the United Kingdom.
(7)	Mr. Davies' compensation was paid in British pounds and is reflected in US dollars based on the average daily exchange rate for the year, which was 1.5287 in 2015, 1.6476 in 2014, and 1.5647 in 2013.
(8)	Mr. Raborn became a NEO in 2015.

Employment Agreements

All NEOs of the Company serve at the discretion of the Board of Directors.  The NEOs are appointed to their positions by the Board until the next annual meeting of directors or until their successors have been duly qualified and appointed.  There are currently no employment agreements with any NEOs of the Company.

2015 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#) (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant-Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald A. Robinson		—	610,000	1,143,750	—	—	—	—	—	—	—
	5/11/2015	—			—	—	—	10,000	—	—	542,400
Geoffrey Davies		—	137,280	257,400	—	—	—	—	—	—	—
	5/11/2015	—			—	—	—	1,000	—	—	54,240
Jeffery A. Leonard		—	128,000	240,000	—	—	—	—	—	—	—
	5/11/2015	—			—	—	—	2,000	—	—	108,480
Richard H. Raborn		—	85,808	160,890	—	—	—	—	—	—	—
	5/11/2015	—	—	—		—	—	2,000	—	—	108,540
	5/11/2015	—			—	—	—	—	5,000	54.24	138,900
Dan E. Malone		—	98,000	183,750	—	—	—	—	—	—	—
	5/11/2015	—			—	—	—	1,000	—	—	54,240

(1)
Amounts shown are estimated possible payouts for fiscal 2015 under the Company's Executive Incentive Plan.  These amounts are based on the individual's fiscal 2015 base salary and position.  The maximum amounts shown are 200% of the objective target and 150% of the subjective target.  Actual incentives received by the NEOs for fiscal 2015 are reported in the summary compensation table under the column entitled "Non-Equity Incentive Plan Compensation."

(2)	Represents the number of shares of restricted stock awarded to the named executive officers under the 2009 Equity Incentive Plan.
(3)	Represents the number of options to purchase shares of the Company's Common Stock granted to the named executive officers under the 2015 Incentive Stock Option Plan.
(4)
The amount shown in this column represents the grant date fair value of the restricted stock and options awarded to the named executive officers.  The amounts represent the value of the restricted stock and options based on the aggregate grant date fair values of the awards determined pursuant to FASB ASC 718.  See Note 1 to the Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718.  The grant date fair value for the restricted stock awards was determined in accordance with FASB ASC 718 to be $54.24 (which was the market price on the day of grant, May 11, 2015).  The grant date fair value for options is based on the Black-Scholes option pricing model in which the option fair value as of the grant date (May 11, 2015) was determined to be $27.78.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2015:

	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#) (6)	Market Value of Shares or Units of Stock that have Not Vested ($) (6)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Shares, Rights that have Not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or other Rights that have Not Vested ($)

	Exercisable (#)		Unexercisable (#)
Name
Ronald A. Robinson	—		—		—	—	—	10,000	521,000	—	—
	10,000		—		—	11.45	5/11/2019	—	—	—	—
	20,000	(1)	5,000	(1)	—	26.45	5/9/2021	—	—	—	—
	10,000	(2)	15,000	(2)	—	42.70	5/6/2023	—	—	—	—
	5,000	(3)	20,000	(3)	—	53.51	5/12/2024	—	—	—	—
Geoffrey Davies	—		—		—	—	—	1,000	52,100	—	—
	—		2,000	(4)	—	32.76	5/8/2022	—	—	—	—
	600	(3)	2,400	(3)	—	53.51	5/12/2024	—	—	—	—
Jeffery A. Leonard	—		—		—	—	—	2,000	104,200	—	—
	6,000	(4)	4,000	(4)	—	32.76	5/8/2022	—	—	—	—
	800	(3)	3,200	(3)	—	53.51	5/12/2024	—	—	—	—
Richard H. Raborn	—		—		—	—	—	2,000	104,200	—	—
	—		5,000	(5)	—	54.24	5/11/2025	—	—	—	—
Dan E. Malone	—		—		—	—	—	1,000	52,100	—	—
	4,800		—		—	11.45	5/11/2019	—	—	—	—
	4,000	(1)	1,000	(1)	—	26.45	5/9/2021	—	—	—	—
	2,000	(2)	3,000	(2)	—	42.70	5/9/2023	—	—	—	—
	500	(3)	2,000	(3)	—	53.51	5/12/2024	—	—	—	—
(1)  Options were awarded in 2011 then vest annually in five equal installments.
(2)  Options were awarded in 2013 then vest annually in five equal installments.
(3)  Options were awarded in 2014 then vest annually in five equal installments.
(4)  Options were awarded in 2012 then vest annually in five equal installments.
(5)  Options were awarded in 2015 then vest annually in five equal installments.
(6)  Restricted stock awarded in May 2015 and vests annually in four equal installments.

OPTION EXERCISES AND STOCK VESTED IN 2015
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ronald A. Robinson	25,000	949,089	—	—
Geoffrey Davies	1,000	20,470	—	—
Jeffery A. Leonard	—	—	—	—
Richard H. Raborn	—	—	—	—
Dan E. Malone	—	—	—	—

PENSION BENEFITS

The following table quantifies the "deferred benefit" pension benefits expected to be paid from the SERP and the U.K. Plan.
Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Ronald A. Robinson	SERP	17	1,175,181	—
Geoffrey Davies(2)	—	—	—	—
Jeffery A. Leonard(3)	SERP	4	187,509	—
Richard H. Raborn(4)	SERP	—	—	—
Dan E. Malone(3)	SERP	9	375,270	—

(1)
The estimated present value of accumulated benefits under the SERP is based on a discount rate of 4.05% as of December 31, 2015. The RP-2000 Mortality Table is used for the SERP calculation projected to 2015 for the participants.  Participants are assumed to retire at the latest of current age and the plan's earliest retirement date (age 65) with unreduced benefits.  No pre-retirement mortality, retirement, or terminating has been assumed for the present value factors.

(2)	Mr. Davies is not part of the SERP. He receives contributions from Alamo Group Europe Ltd. to his retirement plan in the United Kingdom.
(3)	As of the end of the measurement period (December 31, 2015), Mr. Leonard and Mr. Malone are not yet vested in the SERP, and have no benefit payable under the SERP.
(4)	Mr. Raborn's participation in the SERP was approved by the Board of Directors to become effective May 5, 2016.

U.K. Retirement Plan
In addition to the SERP, the Company operates a Group Stakeholder Pension Arrangement in the U.K. (the "U.K. Plan") in which Mr. Davies participates.  Pursuant to the U.K. Plan, contributions are made by both the Company and the employee to a nominated third party private pension company.  Contributions are accumulated and are invested by Mr. Davies as he chooses with the third party pension company.  From a U.K.-government approved draw-down date, the fund may be converted by the employee into a mixture of tax-free lump sum and taxable regular annuity income.

Potential Payments Upon Termination or Change in Control

This section describes the benefits and payments to which each NEO would have been entitled under the Company's existing plans and arrangements if his employment had terminated or if the Company had undergone a Change in Control, in each case, on December 31, 2015.  For purposes of valuing any outstanding equity awards, we have assumed a per share value of $52.10, the closing market price of the Company's common stock on December 31, 2015.

General Policies

Prior to the effective date of the SERP on January 3, 2011, the applicable NEOs were not entitled to cash severance payments upon any termination of employment or upon a Change in Control of the Company.  Upon termination, the NEOs receive health and welfare benefits under COBRA that are generally available to all salaried employees and accrued vacation pay.  There are no special or enhanced termination benefits under the Company's stock option plans for the NEOs as compared to non-named executive officer participants.  For information with respect to potential payments under the SERP, see "SERP" below.

Termination of Employment / Changes in Control - Equity
A detailed list of the equity awards held by each NEO as of December 31, 2015 is set forth in the "Outstanding Equity Awards at 2015 Fiscal Year-End" table above. The NEOs do not hold any equity awards other than the stock options and the restricted stock awards listed in the table. Other than as provided in the following sentence, NEOs may exercise only vested options within 30 days of termination of their employments (not for cause), 30 days of their retirements, or 1 year of their deaths.  If the NEO is at least 62 years of age and has at least 5 years of service with the Company, the options become fully vested and may be exercised upon termination of the NEO's employment (not for cause), retirement or death in accordance with their terms.

Stock options granted by the Company includes provisions applicable upon a Change in Control, as defined in the applicable award certificates. These options will become exercisable upon the occurrence of a Change in Control, but transfer restrictions on shares acquired upon exercise of stock options and cancellation provisions will remain in effect until the applicable transfer restriction date.

The Company's outstanding restricted stock awards provide that if an NEO ceases to be a service provider for any reason before the restricted stock awards have vested, the NEO's right to the shares of restricted stock will be cancelled.  In the event of a Change in Control, as defined in the Company's 2009 Equity Incentive Plan, all restricted stock awards immediately vest, unless the award is assumed or an equitable substitution is made therefor.

The following chart shows the value of restricted stock awards and stock option awards that would have become vested or forfeited for a termination of employment as of December 31, 2015.  For this purpose, restricted stock awards were valued at our closing price as of December 31, 2015 and stock options were valued as the difference between our closing price as of that date and the applicable exercise price of the stock options.

Name	Termination For Cause	Death or Disability		Change in Control	Any Other Involuntary/Voluntary Termination Without Cause
	Forfeit($)	Vesting($)	Forfeit($)	Immediate Vesting($)	Vesting($)	Forfeit($)
Ronald A. Robinson	1,803,750	1,013,500	790,250	1,803,750	1,013,500	790,250
Geoffrey Davies	110,120	—	110,120	110,120	—	110,120
Jeffery A. Leonard	297,600	116,040	181,560	297,600	116,040	181,560
Richard H. Raborn	104,200	—	104,200	104,200	—	104,200
Dan E. Malone	422,470	316,520	105,950	422,470	316,520	105,950

SERP

The SERP is intended to provide a benefit from the Company upon retirement, death or disability, or a change in control of the Company.  Accordingly, the SERP obligates the Company to pay to a participant a Retirement Benefit (as defined in the SERP) upon the occurrence of certain payment events to the extent a participant has a vested right thereto.  A participant's right to his Retirement Benefit becomes vested in the Company's contributions upon 10 years of Credited Service (as defined in the SERP) or a Change in Control of the Company.  The Retirement Benefit will be based on 20% of the final three year average salary of each participant on or after his or her Normal Retirement Age (65 years of age).  In the event of the participant's death or a Change in Control, the participant's vested Retirement Benefit will be paid in a lump sum to the participant or his estate, as applicable, within 90 days after the participant's death or a Change in Control, as applicable.  In the event the participant is entitled to a benefit from the SERP due to disability, retirement or other termination of employment, the benefit will be paid in monthly installments over a period of fifteen years.

The following chart shows the potential payouts under the SERP as of December 31, 2015.  Mr. Davies does not participate in the SERP.  He receives contributions from Alamo Group Europe Ltd. to his retirement plan in the United Kingdom. Mr. Raborn is not currently a participant in the SERP. His participation was approved by the Board to become effective in May 2016.

Name	Termination For Cause	Death or Disability (1)		Change in Control	Any Other Involuntary/Voluntary Termination Without Cause (1)
	Forfeit($)	Vesting($)	Forfeit($)	Immediate Vesting($)	Vesting($)	Forfeit($)
Ronald A. Robinson	1,175,181	1,175,181	—	1,674,999	1,175,181	—
Jeffery A. Leonard	187,509	—	187,509	383,873	—	187,509
Dan E. Malone	375,270	—	375,270	720,292	—	375,270

(1)	Death or disability and any other involuntary or voluntary termination is the present value of accumulated benefits to be paid out in monthly installments over a period of 15 years.

DIRECTOR COMPENSATION DURING 2015

The following table sets forth the aggregate compensation awarded to, earned by or paid to our non-employee directors during 2015:

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)	Total ($)
Roderick R. Baty	65,000	—	54,240	—	119,240
Robert P. Bauer	35,250	—	39,488	—	74,738
Helen W. Cornell	70,100	—	54,240	—	124,340
Eric P. Etchart	39,750	—	39,488	—	79,238
Jerry E. Goldress	74,100	—	54,240	—	128,340
David W. Grzelak	70,100	—	54,240	—	124,340
Gary L. Martin	63,600	—	54,240	—	117,840
James B. Skaggs	72,100	—	54,240	—	126,340

(1)
Non-employee directors received $3,000 for each meeting of the Board of Directors attended in person, and $1,500 for each meeting of any Committee attended in person, or $600 for each meeting of the Board of Directors or any meeting of any Committee thereof attended by telephone.  The Company pays directors who are not employees of the Company a $35,000 retainer per year.  The chairman of the Board receives an additional $20,000 annual retainer, the chair of the Audit Committee receives an additional $6,000 annual retainer and other committee chairs each receive an additional $4,000 annual retainer. Directors are reimbursed for reasonable expenses incurred as a result of attending meetings of the Board or the Committees. The Board of Directors also receives an annual grant of stock awards.

(2)
No stock options were granted to directors in 2015.  As of December 31, 2015, the aggregate deferred stock options outstanding were as follows:  Messrs. Baty, Bauer and Etchart had 0 options outstanding; Ms. Cornell had 0 options outstanding; Mr. Grzelak had 15,500 options outstanding; and Mr. Martin had 4,136 options outstanding.

(3)
The amounts shown in this column represent the full grant date fair value of the restricted stock awards granted in 2015 as computed in accordance with FASB ASC 718.  See Note 1 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718.  As of December 31, 2015, the restricted stock awards were as follows:  Mr. Baty had 1,000 shares; Mr. Bauer had 752 shares; Ms. Cornell had 1,000 shares; Mr. Etchart had 752 shares; Mr. Grzelak had 1,000 shares; and Mr. Martin had 1,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company or one of our subsidiaries may occasionally enter into transactions with certain "related persons."  Our Board has adopted a written Related Person Transactions Policy (the "Policy") governing the approval or ratification of Related Person Transactions by the Audit Committee or all of the disinterested members of the Board, if necessary.

For purposes of the Policy, a Related Person Transaction generally means any transaction outside the normal course of business and not arms-length involving an amount in excess of $120,000 cumulatively within a twelve month period in which the Company is a participant and in which a Related Person, as defined below, has a direct or indirect material interest. In addition, proposed charitable contributions, or pledges of charitable contributions in excess of $100,000 cumulatively within a twelve month period, by the Company to a charitable or non-profit organization identified on the roster of Related Persons, are also subject to prior review and approval by the Audit Committee.  A Related Person means (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company, (iii) an immediate family member of any of the persons identified in clauses (i) or (ii) hereof, and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Prior to entering into the Related Person Transaction, (a) the Related Person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) the relevant business manager responsible for the potential Related Person Transaction shall provide notice to the General Counsel of the facts and circumstances of the proposed Related Person Transaction. The General Counsel shall advise the Chair of the Audit Committee of any Related Person Transaction of which he becomes aware.

 Under the Policy, the Audit Committee shall consider each Related Person Transaction, unless the Audit Committee determines that the approval or ratification of such Related Person Transaction should be considered by all of the disinterested members of the Board of Directors.

In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of the Board of Directors, as the case may be, shall consider all factors that are relevant to the Related Person Transaction, including, without limitation, the following:
-	the size of the transaction and the amount payable to a Related Person;
-	the nature of the interest of the Related Person in the transaction;

-	whether the transaction may involve a conflict of interest; and
-
whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

There were no Related Party Transactions during the fiscal year ending December 31, 2015.

PROPOSAL 2 - APPROVAL OF AMENDMENT TO THE COMPANY'S BY-LAWS TO PROVIDE THAT ANY DIRECTOR OF THE COMPANY MAY BE REMOVED, WITH OR WITHOUT CAUSE, UPON THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF THE COMPANY'S STOCK.
The Board has approved and recommends for approval by the Company's stockholders an amendment to our By-Laws to provide that any director of the Company may be removed, with or without cause, upon the affirmative vote of the holders of a majority of the shares of the Company's stock then entitled to vote at an election of directors.
Article III, Section 4 of our By-Laws currently provides that any director of the Company may be removed, but only for cause, upon the affirmative vote by written ballot of the holders of two-thirds (2/3) of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, given at an annual meeting or at a special meeting of the stockholders called for that purpose.
The Delaware General Corporation Law, as applicable to corporations without a classified Board of Directors (such as the Company), requires that the holders of a majority of the shares then entitled to vote at an election of directors be afforded the right to remove directors from office with or without cause.  The proposed amendment to the Company's by-laws is intended to conform the Company's By-Laws to the requirements of Delaware law as applicable to the Company.
The Board has approved, and recommends for approval by the stockholders, amending and restating Article III, Section 4 of the Company's By-Laws to give effect to the changes set forth in this proposal as reflected in Annex 1 attached hereto.
The affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of the Company's common stock will be required for approval of this proposal.  Abstentions will have the same effect as votes against the proposal.  The amendment, if adopted by the stockholders, would become effective immediately after such approval.
THE BOARD OF DIRECTORS HAS APPROVED, AND RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE COMPANY'S BY-LAWS AS SET FORTH ABOVE WHICH IS DESIGNATED AS PROPOSAL 2 ON THE ENCLOSED PROXY.

PROPOSAL 3 - ELIMINATION OF CERTAIN SUPERMAJORITY VOTING PROVISIONS IN OUR BY-LAWS AND CERTIFICATE OF INCORPORATION WITH RESPECT TO THE ALTERATION, AMENDMENT OR REPEAL OF CERTAIN PROVISIONS OF OUR BY-LAWS.
Article IX of our By-Laws and Article SEVENTH of our Certificate of Incorporation provide that certain sections of our By-Laws may not be altered, amended or repealed without the affirmative vote of two-thirds of the voting power of the outstanding shares of common stock entitled to vote (the "Supermajority Vote Requirement"). The Board of Directors has determined that the Supermajority Vote Requirement for certain alterations, amendments or the repeal of certain provisions of the By-Laws is no longer necessary or in the best interests of its stockholders.  Those sections are:
•	Article III, Section 2, relating to the number, election and term of office of directors;
•	Article III, Section 4, relating to the removal of directors;
•	Article III, Section 5, relating to vacancies on the Board of Directors;
•	Article V, Section 2, relating to the time of election or appointment of officers; and
•	Article V, Section 3, relating to the salaries of elected officers.
Accordingly, the Board has approved and recommends that Alamo Group stockholders approve the amendments to Article IX of our By-Laws and Article SEVENTH of our Certificate of Incorporation.  These amendments remove the Supermajority Vote Requirement with respect to the By-Law provisions specified above and also make some conforming changes to Article IX of the By-Laws and Article SEVENTH of the Certificate of Incorporation.  Attached to this proxy statement as Annex 2 are marked versions of Article IX of Alamo Group's By-Laws and Article SEVENTH of Alamo Group's Certificate of Incorporation, which reflect the proposed changes (the "Simple Majority Vote Amendments").
The affirmative vote of at least two-thirds (66 2/3%) of the outstanding shares of our common stock will be required for approval of the Simple Majority Vote Amendments.  Abstentions will have the same effect as votes against the proposal.
If the Simple Majority Vote Amendments are approved by our stockholders, the Board of Directors will amend our Certificate of Incorporation, as amended, and our By-Laws to reflect the Simple Majority Vote Amendments, and an amendment to our Certificate of Incorporation (reflecting the Simple Majority Vote Amendments) will be executed, acknowledged, filed and recorded in accordance with the Delaware General Corporation Law.
THE BOARD OF DIRECTORS HAS APPROVED, AND RECOMMENDS A VOTE "FOR" THE ELIMINATION OF CERTAIN SUPER MAJORITY VOTING PROVISIONS IN OUR BY LAWS AND CERTIFICATES OF INCORPORATION WHICH IS DESIGNATED AS PROPOSAL 3 ON THE ENLOSED PROXY.

PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors desires to engage the services of KPMG LLP for the fiscal year ending December 31, 2016.  The Audit Committee has appointed KPMG LLP to audit the financial statements of the Company for fiscal 2016 and report on those financial statements.  Stockholders are being asked to vote FOR the ratification of the appointment.  If stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its appointment.

Fees Incurred by the Company for KPMG LLP

The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal 2015 and 2014.
	2015	2014
Audit Fees (1)	$1,618,000	$1,570,000
Audit-Related Fees (2)	102,000	118,000
Tax Fees (3)	453,000	401,000
All Other Fees (4)	—	—
Total	$2,173,000	$2,089,000

(1)	Both 2015 and 2014 Audit Fees include: (i) the audit of our consolidated financial statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to SEC and other regulatory filings; and (iv) the audit of management's reports on the effectiveness of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 (Section 404).
(2)	Audit-Related Fees in 2015 include fees related to acquisitions.
(3)	Tax Fees in 2015 and 2014 include tax compliance, tax planning and tax advice. Tax compliance, tax planning and tax advice services include the review of U.S. federal, state and local income tax returns and tax advice regarding R&D tax credits.
(4)   Other than as described in this proxy statement, there were no other professional services rendered in 2015 or 2014.
Audit Committee's Preapproval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the preapproval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors.  These policies and procedures are reviewed at least annually.  We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee's preapproval policies and procedures. On an annual basis, the Audit Committee may preapprove services that are expected to be provided to the Company by the independent auditors during the following twelve months.

The Audit Committee may also preapprove particular services on a case-by-case basis. In assessing requests for services by the independent auditors, the Audit Committee considers whether such services are consistent with the auditor's independence, whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company and whether the service could enhance the Company's ability to manage or control risk or improve audit quality.

Representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions concerning the fiscal year ending December 31, 2015 and make a statement should they so desire.

Vote required. This recommendation must be approved by the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon. All proxies will be voted "FOR" the ratification of the appointment of KPMG LLP as the Company's independent auditor unless a contrary choice is indicated.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of Common Stock to file with the SEC reports regarding their ownership and changes in ownership of our securities.  The Company believes that, through March 4, 2016, its directors, executive officers and beneficial owners of more than 10% of the Common Stock complied with all Section 16(a) filings.

In making this statement, the Company has relied upon examination of the copies of Forms 3, 4 and 5 and amendments thereto, provided to Alamo Group Inc., and the written representations of its directors, executive officers and beneficial owners of more than 10% of the Company's Common Stock.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Proposals from stockholders intended to be presented at the 2017 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, must be received in writing by the Company at its principal executive offices not later than December 6, 2016.  The Company's principal executive offices are located at 1627 East Walnut Street, Seguin, Texas 78155.  Please direct all such proposals to the attention of the Company's Secretary.
Stockholders intending to present a proposal at the 2017 Annual Meeting, but not to include the proposal in our proxy statement or to nominate a person as a director, must comply with the requirements set forth in our Bylaws.  The Bylaws require, among other things, that such proposal must be submitted in writing to the Secretary of the Company at our principal executive offices no more than 120 days and no less than 90 days prior to the anniversary of the preceding year's annual meeting. Therefore, the Company must receive notice of such a proposal or nomination for the 2017 annual meeting no earlier than January 5, 2017 and no later than February 4, 2017. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary.

PROXY SOLICITATION

The cost of soliciting proxies by the Board of Directors will be borne by the Company.  Proxies may be solicited through the mail and through telephonic communications or meetings with stockholders or their representatives by directors, officers and other employees of the Company who will not receive special compensation for these services.

The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

OTHER MATTERS

No business other than the matters set forth in this Proxy Statement is expected to come before the Annual Meeting, but should any other matters requiring a vote of stockholders arise, including a question of adjourning the Annual Meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of the Company.  If any of the nominees for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his/her place in what they consider the best interests of the Company.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2016, WHICH IS DESIGNATED AS PROPOSAL 4 ON THE ENCLOSED PROXY.

The Company is enclosing with this proxy a copy of the Company's Annual Report on Form 10-K including financial statements and schedules thereto filed with the SEC for the year ended December 31, 2015. Any request for exhibits should be in writing addressed to Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

                                                                       By Order of the Board of Directors

 /s/ Robert H. George
Robert H. George
Secretary
March    , 2016

ANNEX 1
PROPOSED AMENDMENT TO ALAMO GROUP INC. BYLAWS

Set forth below are proposed changes to Article III, Section 4 of the Company's Bylaws. Addition of new text is indicated by underlining and deletion of existing text is indicated by a strike-through.

ARTICLE III

Section 4.                    Removal of Directors. Any director may be removed, ~~but only for cause~~ with or without cause, upon the affirmative vote ~~by written ballot~~ of the holders of ~~two-thirds (2/3)~~ a majority of the combined voting power of the ~~then outstanding~~ shares of stock then entitled to vote at an ~~generally in the~~ election of directors~~, given at an annual meeting or at a special meeting of the stockholders called for that purpose~~.

ANNEX 2
PROPOSED AMENDMENT TO ALAMO GROUP INC. BYLAWS
AND CERTIFICATE OF INCORPORATION

Set forth below are proposed changes to Article IX of the Company's Bylaws and Article SEVENTH of the Company's Certificate of Incorporation, as amended. Addition of new text is indicated by underlining and deletion of existing text is indicated by a strike-through.

BYLAWS

ARTICLE IX
AMENDMENTS
These By-Laws may be altered, amended, or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or the Board of Directors or at any special meeting of the stockholders or the Board of Directors if notice of such alteration, amendment, repeal, or adoption of new By-Laws be contained in the notice of such special meeting, provided, however, that any such adoption, amendment or repeal of Article II, Section 12~~, Article III, Sections 2, 4, and 5, Article V, Sections 2 and 3~~ or this Article IX, or adoption of any provision inconsistent therewith, shall require the affirmative vote of two-thirds (2/3) of ~~the voting power of~~ the outstanding shares of the Common Stock of the Corporation.
CERTIFICATE OF INCORPORATION
SEVENTH:  The Board of Directors shall have the power to adopt, amend or repeal the By-laws of the Corporation, provided that any such adoption, amendment or repeal of Article II, Section 12~~, Article III, Sections 2, 4, and 5, Article V, Sections 2 and 3~~ or Article IX of the By-laws, requires the affirmative vote of two-thirds (2/3) of the outstanding shares of the common stock of the Corporation.

ANNUAL MEETING OF STOCKHOLDERS OF

ALAMO GROUP INC.

May 5, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of meeting, proxy statement, annual report and proxy card are available at www.alamo-group.com.

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

00033333330330001000 7 050716

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy will be voted as directed. In the absence of such direction, the proxy will be voted "FOR" the nominees listed in Proposal 1 and "FOR" the proposals set forth in Proposal 2, Proposal 3 and Proposal 4.

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
Roderick R. Baty	☐	☐	☐
Robert P. Bauer	☐	☐	☐
Helen W. Cornell	☐	☐	☐
Eric P. Etchart	☐	☐	☐
David W. Grzelak	☐	☐	☐
Gary L. Martin	☐	☐	☐
Ronald A. Robinson	☐	☐	☐
2. To approve the amendment to the Company's By-laws to provide that the majority of the Company's stockholders may remove any director from office, with or without cause.	☐	☐	☐
3. To eliminate certain supermajority voting provisions in the Company's By-laws and Certificate of Incorporation.	☐	☐	☐
4. To ratify the appointment of KPMG LLP as the Company's Independent auditors for 2016.	☐	☐	☐

5. In their discretion, upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

I plan to attend the meeting ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, corporate officer, custodian, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ALAMO GROUP INC.

May 5, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of meeting, proxy statement, annual report and proxy card are available at www.alamo-group.com.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00033333330330001000 7 050716

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

This proxy will be voted as directed. In the absence of such direction, the proxy will be voted "FOR" the nominees listed in Proposal 1 and "FOR" the proposals set forth in Proposal 2, Proposal 3 and Proposal 4.

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
Roderick R. Baty	☐	☐	☐
Robert P. Bauer	☐	☐	☐
Helen W. Cornell	☐	☐	☐
Eric P. Etchart	☐	☐	☐
David W. Grzelak	☐	☐	☐
Gary L. Martin	☐	☐	☐
Ronald A. Robinson	☐	☐	☐
2. To approve the amendment to the Company's By-laws to provide that the majority of the Company's stockholders may remove any director from office, with or without cause.	☐	☐	☐
3. To eliminate certain supermajority voting provisions in the Company's By-laws and Certificate of Incorporation.	☐	☐	☐
4. To ratify the appointment of KPMG LLP as the Company's Independent auditors for 2016.	☐	☐	☐

5. In their discretion, upon such other business as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

I plan to attend the meeting ☐

Signature of Stockholder ________ Date: ________ Signature of Stockholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, corporate officer, custodian, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

ALAMO GROUP INC.

Proxy for 2016 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Ronald A. Robinson or Robert H. George or any one of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Alamo Group Inc., to be held on Thursday, May 5, 2016 at 9:00 a.m., local time, at the Hotel Contessa, 306 W. Market Street, San Antonio, Texas, on the following matters and in their discretion on any other matters which may come before the Meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated March , 2016 is acknowledged.

(Continued and to be signed on the reverse side)

1 • 1 14475